                              [RENAISSANCERE LOGO]

 RENAISSANCERE HOLDINGS LTD. ANNOUNCES RECEIPT OF SUBPOENA FROM THE SECURITIES
                            AND EXCHANGE COMMISSION

PEMBROKE, BERMUDA, FEBRUARY 28, 2005 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
announced today that it had received a subpoena from the Securities and Exchange
Commission in connection with an industry-wide investigation into non-traditional insurance products. The subpoena also requests information about the Company's previously announced determination to restate prior years'
financial statements to correct accounting errors, which were discovered in connection with a review initiated by the Company, and which is ongoing with the involvement of independent outside counsel. RenaissanceRe expects to receive a similar request from the Office of the Attorney General for the State of New
York. The Company intends to cooperate in responding to all such requests.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance.
Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other structured relationships managed by our subsidiary Renaissance
Underwriting Managers, and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

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INVESTOR CONTACT:                                     MEDIA CONTACT:
John Lummis                                           David Lilly or Dawn Dover
Executive Vice President                              Kekst and Company
RenaissanceRe Holdings Ltd.                           (212) 521-4800
(441) 299-7231